CORNELL CORRECTIONS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                      THREE MONTHS ENDED JUNE 30,                       SIX MONTHS ENDED JUNE 30,
                                --------------------------------------------    --------------------------------------------
                                        2000                    1999                     2000                   1999
                                --------------------    --------------------    --------------------    --------------------
                                BASIC        DILUTED    BASIC        DILUTED    BASIC        DILUTED    BASIC        DILUTED
                                --------------------    --------------------    --------------------    --------------------

Net Earnings ................   $  2,193    $  2,193    $  1,783    $  1,783    $  4,164    $  4,164    $    268    $    268
                                ====================    ====================    ====================    ====================

Shares used in computing
  net earnings per share:
    Weighted average common
      shares and common share
      equivalents ...........     10,161      10,161      10,126      10,126      10,155      10,155      10,118      10,118


    Less treasury shares ....       (697)       (697)       (697)       (697)       (697)       (697)       (697)       (697)

    Effect of shares issuable
      under stock options and
      warrants based on the
      treasury stock-method .       --           121        --           271        --           135        --           262
                                --------------------    --------------------    --------------------    --------------------

                                   9,464       9,585       9,429       9,700       9,458       9,593       9,421       9,683
                                --------------------    --------------------    --------------------    --------------------


 Net earnings per share .....   $   0.23    $   0.23    $   0.19    $   0.18    $   0.44    $   0.43    $   0.03    $   0.03
                                ====================    ====================    ====================    ====================